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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                                 October 2, 2001
                                (Date of Report)

                               September 28, 2001
                        (Date of earliest event reported)


                            -------------------------

                         Commission File Number 0-26816

                             IDX SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)


          Vermont                                        03-0222230
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

                                  40 IDX Drive
                           South Burlington, VT 05403
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (802-862-1022)



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                             Exhibit Index on Page 2

ITEM 5.  OTHER EVENTS


         This Form 8-K, including without limitation the News Release attached as Exhibit 99, contains "forwarding-looking statements" as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. For this purpose, any statements contained in this Form 8-K, including without limitation the News Release attached as Exhibit 99, that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "will" and similar expressions are intended to identify forward-looking statements.

         On September 28, 2001, the Company announced that, based on currently available information, the Company expects third quarter 2001 revenues will be approximately $83-87 million and expects a net loss for the quarter of $0.27 to $0.36 per share. In light of third quarter results, the Company is no longer comfortable with prior guidance for 2001. The Company is comfortable with current analyst consensus of $0.40 per share for 2002.

         The Company also announced that it plans to realign its group practice businesses to achieve greater efficiencies and profitability. The restructuring is expected to include workforce and expense reductions resulting in an annual cost savings of $20 - 25 million in 2002. As a result, the Company expects to take a fourth-quarter charge in an amount still to be determined.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

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

         EXHIBIT NO.               DESCRIPTION                            PAGE
         -----------               -----------                            ----

         99                        IDX News Release dated                 4
                                   September 28, 2001



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 IDX SYSTEMS CORPORATION
                                 (Registrant)



Date:  October 2, 2001           By:  /S/ JOHN A. KANE
                                      __________________________________________
                                      John A. Kane
                                      Vice President, Finance and Administration
                                      Chief Financial Officer, and Treasurer

                                                                      EXHIBIT 99

IDX Systems Corporation
40 IDX Drive
P.O. Box 1070
Burlington, VT  05402-1070
www.idx.com
--------------------------------------------------------------------------------

Contacts:         Margo Happer
                  Director - Investor Relations
                  and Corporate Communications
                  802-864-1758 X6169


FOR IMMEDIATE RELEASE


                            IDX SYSTEMS CORPORATION
                             UPDATES 2001 GUIDANCE
                  REMAINS COMFORTABLE WITH 2002 EPS PROJECTIONS


BURLINGTON, VT - September 28, 2001 - IDX Systems Corporation (NASDAQ:IDXC) today announced that based on currently available information, the company expects third quarter 2001 revenues will be approximately $83-87 million and expects a net loss for the quarter of $0.27 to $0.36 per shares. In light of third quarter results, the company is no longer comfortable with prior guidance for 2001. IDX is comfortable with current analyst consensus of $0.40 per share for 2002.

"Prior to September 11, IDX was making progress in attaining across-the-board, sustained sales momentum," said Mr. Richard Tarrant, Chief Executive Officer of IDX. "These tragic events have disrupted our forward progress, but we believe our prospects for regaining momentum in 2002 are excellent."

IDX also announced today it plans to realign its group practice businesses to achieve greater efficiencies and profitability. The restructuring is expected to include workforce and expense reductions resulting in an annual cost savings of $20 - 25 million in 2002. As a result, IDX expects to take a fourth-quarter charge in an amount still to be determined.

"We plan to align our group practice businesses in order to gain synergies and provide more focus on our premier customer base. In addition, this move will enable us to better position our GPMS product line for new, higher-profit market opportunities," said Mr. Tarrant.

"We expect to continue as the leading provider of financial systems in the large group practice and academic medical market. During our 30-year history, our financial systems have captured a significant portion of this market," said Mr. Tarrant. "We believe we will continue to have a superb business in the group practice market by concentrating our efforts on providing value-added products and services to our existing customers. We also believe there are attractive sales opportunities in the large group practice market to be pursued on a more focused basis.

"We will continue to invest in our LastWord product, which we believe holds significant opportunity. At the same time, EDiX and our Radiology Imaging Solutions Division are expected to continue steady growth. These opportunities, combined with the realignment in the group practice market, will help ensure IDX remains on track for the future. While current market conditions reduce short-term revenue and earnings visibility, we believe our realignment and the resulting cost reduction will position us well for profitability in 2002," concluded Mr. Tarrant.

A conference call with investors will be held on September 28, 2001 at 10:00 am EST to discuss these results. An audio Webcast of the call is available at our Internet site: www.idx.com, Investor Relations, Multimedia.

IDX plans to announce full third quarter results on October 30, 2001.


About IDX

Founded in 1969, IDX Systems Corporation provides information technology solutions to maximize value in the delivery of healthcare, improve the quality of patient service, enhance medical outcomes, and reduce the costs of care. IDX supports these objectives with a broad range of complementary, functionally rich, and highly integrated products installed at 2,600 client sites. Customers include 120,000 physicians who utilize practice management systems to improve patient care and other workflow processes. IDX Systems are installed at:

o 320 Integrated delivery networks (IDNs) representing more than 500 hospitals o 260 large group practices with more than 100 physicians o 500 small and mid-size group practices with less than 100 physicians

The IDX web strategy includes browser technology, e-commerce and web-based tools -- built using Internet architecture -- that facilitates access for patients, physicians and care providers to vital health information and data managed by the IDX clinical, administrative, financial, and managed care products. EDiX Corporation, an IDX subsidiary, offers medical transcription and clinical documentation services to physicians groups and hospital customers. IDX has 4,452 full-time employees.


IDX, LastWord, IDXtend and EDiX, are trademarks of IDX Systems Corporation.


This press release contains forward-looking statements that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the current economic uncertainty caused by the tragic events of September 11, 2001 the possible deferral, delay or cancellation by customers of computer system purchase decisions, the possible inability of IDX to realize benefits from its alliance with Allscripts Healthcare Solutions, Inc., possible delay of systems installations, development by competitors of new or superior technologies, changing economic, political and regulatory influences on the healthcare and Internet industries, changes in product pricing policies, general economic conditions and regulatory developments in the healthcare industry, and factors detailed from time to time in the IDX's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. IDX undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.




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